                                  STATE OF DELAWARE
                                                                          PAGE 1
                           OFFICE OF THE SECRETARY OF STATE

                          ---------------------------------


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "MONTEREY PASTA COMPANY", FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 1997, AT 9 O'CLOCK A.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEED FOR RECORDING.


                                        [SEAL]


                             /s/Edward J. Freel
                             -----------------------------------
                             EDWARD J. FREEL, SECRETARY OF STATE

                             AUTHENTICATION:    8385130
                                             03-21-97
                                      DATE:

                                            STATE OF DELAWARE
                                            SECRETARY OF STATE
                                       DIVISION OF CORPORATIONS
                                       FILED 09:00 AM 03/21/1997
                                            971092500 - 2649613


                                MONTEREY PASTA COMPANY
                                A DELAWARE CORPORATION

                             CERTIFICATE OF DESIGNATIONS
                                          OF
                        SERIES A-1 CONVERTIBLE PREFERRED STOCK

{Pursuant to Section 151 of the General Corporation Law of the State of
Delaware)

                                  __________________

    Monterey Pasta Company, a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

    That pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on March 12, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.001 par value, which Series is designated "Series A-1 Convertible Preferred Stock," which resolution is as follows:

    RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, a series of Preferred Stock, par value %.001 per share, of the Corporation be, and hereby is, created to be designated "Series A-1 convertible Preferred Stock" (hereinafter referred to as "Series A-1 Convertible Preferred Stock"), consisting of 3,000 shares, having the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as set forth in Annex 1, which is attached hereto and incorporated herein by this reference.

    The undersigned, Kenneth a. Steel, Jr. and George Hammond, the President and Chief Executive Officer and Secretary, respectively, of Monterey Pasta company, each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge.

    Executed at Salinas, California on March 14, 1997.


                        /s/ Kenneth A. Steel, Jr.
                            --------------------------
                            Kenneth A. Steel, Jr. President and Chief
                            Executive Officer


                        /s/ George Hammond
                            ---------------------------
                            George Hammond, Secretary

                        SERIES A-1 CONVERTIBLE PREFERRED STOCK

    Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A-1 Convertible Preferred Stock" (the Series A-1 Convertible Preferred Stock") and the number of shares constituting the Series A-1 Convertible Preferred Stock shall be 3,000, and shall not be subject to increase.

    Section 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series A-1 Convertible Preferred Stock shall be the sum of (i) $1,000 and (ii) to the extend legally available, the accrued but unpaid dividends on such share of Series A-1 Convertible Preferred Stock.

    Section 3.     RANK.  All Series A-1 Convertible Preferred Stock shall rank
(i) senior to the common Stock, par value #.001 including the related rights issued pursuant to the Rights Agreement dated as of May 15, 1996, between the Company and corporate Stock Transfer, as Rights Agent, as amended from time to in accordance with its terms (the "Rights Agreement") (Such shares and rights, collectively, the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

    Section 4. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A-1 Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A-1 Convertible Preferred Stock equal to the sum of (i) all dividends declared and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and
(iii) $1,000.00 (collectively, "the Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A-1 Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); PROVIDED, HOWEVER, that such rights shall accrue to the holders of Series A-1 Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A-1 Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A-1 Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series A-1 Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series A-1 Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation not a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

    Section 5. NO MANDATORY REDEMPTION. The shares of Series A-1 Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

    Section 6.     CONVERSION AT OPTION OF HOLDER. The holders of the Series
A-1 Convertible Preferred Stock may, on or after the Registration Effective Date but on or before two (2) years after the Issuance Date, upon surrender of the certificates therefor, convert any or all of their shares of Series A-1 Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, Commencing on the date which is 90 days after the Issuance Date, and at any time thereafter, each share of Series A-1 Convertible Preferred Stock may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series A-1 Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) declared but unpaid dividends to the Conversion Date on the share of Series A-1 Convertible Preferred Stock being converted and (iii) accrued but unpaid interest on the dividends on the share of Series A-1 Convertible Preferred Stock being converted in arrears to the Conversion Date by (y) the lower of (1) the product of the Conversion Percentage TIMES (B) the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Conversion Date or (2) $4.40 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"). The "Conversion Price" shall be equal to the Conversion Amount divided by the Conversion Rate.

         (b)     CERTAIN DEFINITIONS.

                 As used herein, the "Closing Price" of any security on any date shall mean the closing bid price of such security as reported by 4:00 p.m. Eastern Time on such date on the principal securities exchange on which such security is traded.

                As used herein, the "Conversion Amount" initially shall be equal to $1,000.00 subject to adjustment as hereinafter provided.

              As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 6(a).

              As used herein, "Registration Effective Date" shall mean, with respect to any share of Series A-1 Convertible Preferred Stock, the date on which the Registration Statement is first ordered effective by the SEC.

              As used herein, "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreements.

              As used herein "SEC" shall mean the United States Securities and Exchange Commission.

         (c) OTHER PROVISIONS. Notwithstanding anything in this Section 6 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 6 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the conversion Rate shall actually be changed to reflect all adjustments called for by this Section 6 and not previously made.

    The right of the holders of Series A-1 Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series A-1 Convertible Preferred Stock to be converted. Promptly, but in no event later than ten business days after delivery of a notice of conversion, such holder shall surrender for such purpose to be corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising in connection with any conversion of shares of Series A-1 Convertible Preferred Stock except that the Corporation shall not, however be required to pay any income tax or any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series A-1 Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

    The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series A-1 Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A-1 Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A-1 Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series A-1 Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued share of Common Stock to such number of shares as shall be sufficient for such purpose.

    In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series A-1 Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series A-1 Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series A-1 Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A-1 Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series A-1 Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

     If a holder shall have given a notice of conversion of shares of Series A-1 Convertible Preferred Stock, upon surrender of certificates representing shares of Series A-1 Convertible

Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

         No fractional shares of Common Stock shall be issued upon conversion of Series A-1 Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

     The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 6(c), as follows;

         (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price") excluding, however, any rights issued pursuant to the Rights Agreement, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

    C = C x O + N
       1    -----
        O + N x P

            M

where

    C1   = the adjusted Conversion Amount
    C    = the current Conversion Amount
    O    = the number of shares of Common Stock outstanding on the record date.
    N    = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.
    P    = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
    M    = the Current Market Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

         (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

    C = C x M
     1
        M - F

where


    C1   = the adjusted Conversion Amount
    C    = the current Conversion Amount
    M    = the Current Market Price per share of Common Stock on the record date mentioned below.
    F    = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii) "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series A-1 Convertible Preferred Stock.

         (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

         (iv) If at any time as a result of an adjustment made pursuant to fifth paragraph of this Section 6(c), the holder of any Series A-1 Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

     Except as otherwise provided above in this Section 6, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

     Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series A-1 Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series A-1 Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Series A-1 Convertible Preferred Stock or Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 6, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation.
Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series A-1 Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

     Whenever the Corporation shall propose to take any of the actions specified in this Section 6(c) which would result in any adjustment in the Conversion Amount under this Section 6(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series A-1 Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

     Notwithstanding any other provision of this Section 6, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the seventh paragraph of this Section 6(c) if holders of Series A-1 Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines such transaction to be fair to the holders of the Series A-1 Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph (ii), holders of Junior Stock participate in the transaction; (b)for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, PROVIDED that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants, or (c) after such time as a holder of shares of Series A-1 Convertible Preferred Stock becomes entitled to receive only cash upon conversion of such shares (in which case no interest shall accrue on the amount of such cash for any period prior to the date which is three business days after surrender of the certificates for such shares for conversion).

         (d) MANDATORY CONVERSION. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series A-1 Convertible Preferred Stock (including its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) and so long as the Registration Statement shall be effective, on the date which is 730 days after the Registration Effective Date (the "Mandatory Conversion Date") all of the shares of Series A-1 Convertible Preferred Stock then outstanding shall be converted, in accordance with the provisions, and subject to the limitations, of Section 6(a), into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. On the Mandatory Conversion, the Corporation shall mail by first class mail or otherwise deliver to each holder of Series A-1 Convertible Preferred Stock a notice (a "Section 6(d) Notice"), which shall state (1) the number of shares of Series A-1 Convertible Preferred Stock held by such holder which have been converted into shares of Common Stock in accordance with this Section 6(d) and (2) the Mandatory Conversion Date. If the Corporation shall give a Section 6(d) Notice, then, unless theretofore converted by the holder in accordance herewith or redeemed by the Corporation Date, and so long as the Registration Statement shall remain effective on the Mandatory Conversion Date and the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series A-1 Convertible Preferred Stock (including its obligations under the Registration Rights Agreements and the provisions of this Certificate of Designations) on the Mandatory Conversion Date, then on the Mandatory Coversion Date properly set forth therein, all shares of Series A-1 Convertible Preferred Stock which, on the Mandatory Conversion Date are convertible in accordance with
Section 6(a) hereof, shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 9 as if the conversion of such number of shares of Series A-1 Convertible Preferred Stock were made by the holders thereof in accordance herewith and as if the Mandatory Conversion Date were the Conversion Date. Upon the surrender of certificates for shares of Series A-1 Convertible Preferred Stock by the holder after a
Section 6(d) Notice is given, the Corporation shall issue, and, within three trading days after such surrender, deliver to or upon the order of such holder that number of shares of common Stock as shall be issuable in respect to the conversion of the number of shares of Series A-1 Convertible Preferred Stock converted, together with accrued and unpaid dividends thereon to the date of conversion and accrued and unpaid interest on dividends on such shares which are in arrears, into Common Stock as shall be determined in accordance herewith.

    Section 7. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, share of Series A-1 Convertible Preferred Stock shall not be entitled to vote on any matter.

         The affirmative vote or consent of the holders of a majority of the outstanding shares of Series A-1 Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger of consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A-1 Convertible Preferred Stock
, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; PROVIDED, HOWEVER, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series A-1 Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

    Section 8. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series A-1 Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series A-1 Convertible Preferred Stock for conversion into Common Stock, all shares of Series A-1 Convertible Preferred Stock converted into Common Stock; and (ii) from the date of registration of transfer, all shares of Series A-1 Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation. For the purposes of this Certificate of Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                                SUBSCRIPTION AGREEMENT

Monterey Pasta Company
353 Sacramento Street
San Francisco, CA 94111
Attention: President

Gentlemen:

    Please accept this letter as my offer and agreement (hereinafter referred
to as the "Subscription Agreement") to purchase    Units ("Units") of
Monterey Pasta Company, a Delaware corporation (the "Company") at $1,350 per Unit ("Subscription Price"), each Unit consisting of 1,000 shares of Common Stock of the Company, subject to the terms, conditions, acknowledgments, representations and warranties stated herein, in the Company's Private Placement Memorandum dated December 31, 1996 (the "Memorandum"), and in the Registration Rights Agreement between the Company and the investors in this offering (the "Registration Rights Agreement"). Simultaneously with the execution and delivery hereof, I am executing and delivering a Registration Rights Agreement and I am transmitting a check payable to the order of the Company in the amount of the Subscription Price for the Units I am purchasing.

    I understand that this Subscription Agreement and the Registration Rights Agreement are not binding on the Company unless and until it is accepted by the Company. In order to induce the Company to accept this Subscription Agreement and as further consideration for such acceptance, I hereby make the following acknowledgments, representations and warranties with the full knowledge that the Company will expressly rely on the following acknowledgments, representations and warranties in making a decision to accept or reject this Subscription Agreement:

    1. I recognize that an investment in the Company involves substantial risk and I am fully cognizant of and understand all of the risk factors related to purchase of the Units, including, but not limited to, the significant write-downs and continuing operating losses incurred by the Company and the lack of liquidity of my investment in the Company. I understand that, although the Company's common stock is currently traded on the NASDAQ National Market, the underlying Units have not been registered under the Securities Act of 1933 ("Securities Act") and cannot be publicly traded until they are registered and until such time can be traded only in accordance with an exemption from registration (such as Rule 144) and in accordance with the Registration Rights Agreement.

    2. I can bear and am willing to accept the economic risk of losing my entire investment.

    3. I am aware that the Company has not operated profitably the past two fiscal years, continues to accrue significant operating losses, has an accumulated deficit of approximately $32,000,000 and may not achieve profitability in the near future, or ever. I understand that the Company has significantly changed its business plan and plan of operations in 1996.

    4. I recognize that the retail food industry is a competitive business, and that brief periods of revenue shortfalls, loss of a key customer, changes in consumer preferences or other economic downturn can result in significant operating losses.

    5. I am aware that the Company has recently not generated sufficient revenues from operations to meet its operating costs and has relied on capital infusions from the private debt and equity markets in order to meet those costs; I understand that there can be no assurance that such funds will be available if additional capital infusions are necessary in the future.

    6. I am aware that the Company is currently conducting, and has retained counsel to assist with, an internal investigation of stock trades by current and former directors of the Company to determine if any such trades were made in violation of Section 16(b) of the Securities and Exchange Act of 1934. I am aware that the Securities and Exchange Commission is conducting an informal inquiry of the Company.

    7. I have received copies of and have carefully read the Memorandum and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and the Company's Current Reports on Form 8-K filed on May 28, 1996, October 19, 1996 and October 25, 1996, and on Form 8-K/A filed on November 8, 1996; and understand that I may receive from the Company upon request the other documents incorporated by reference into the Memorandum.

    8. My overall commitment to investments that are not readily marketable is not disproportionate to my individual net worth, and my investment in the Units will not cause such overall commitment to become excessive.

    9. I have adequate means of providing for my financial requirements, both current and anticipated, and have no need for liquidity in this investment.

    10. I hereby warrant, represent and acknowledge that I am an "accredited investor" for purposes of Regulation D and Rule 230.501(a) promulgated under the Securities Act, in that I qualify under the following designated categories (check all applicable categories):

    ___a. I am an institutional investor within the meaning of Rule 501(a)(1) of Regulation D of the Act, with total assets
                   of $       .

    ____b.    I am a private business development company as defined in
              Section 202(a)(22) of the Investment Advisors Act of 1940.

    ____c.    I am a tax exempt organization described in Section 501(c)(3)
              of the Internal Revenue Code, with total assets of $     .

    ____d. I am a natural person whose present net worth (or whose joint net worth of my spouse and me) exceeds $1,000,000.

    ____e. I am a natural person who had individual income in excess of $200,000 in each of the last two years and I reasonably expect to have an income in excess of $200,000 in the current year.

                                          or

    ____ I am a natural person who (together with my spouse) had joint income in excess of $300,000 in each of the last two years, and we reasonably expect to have joint income in excess of $300,000 in the current year.

    ____f. I am a corporation, partnership, Massachusetts or similar business trust with total assets of $5,000,000 whose purchase of the securities is directed by a sophisticated person as described in Rule 506(b)(c)(ii) of Regulation D.

    ____g. I am an entity, all of whose equity owners are accredited investors under paragraphs a-f above.

    11. I am purchasing the Units for my own account and for investment purposes only and have no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision of the Units. I understand that, due to the restrictions referred to in Paragraphs 12, 13 and 14 below, and the lack of any current market existing for the Units, my investment in the Company will be highly illiquid and may have to be held indefinitely. I acknowledge that although the Company has covenanted to grant certain demand and "piggyback" registration rights for the shares of Common Stock ("Shares") underlying the Units as set forth in the Registration Rights Agreement, there can be no assurance that the Company will be successful in its efforts to register the Shares, or that such registration will take place.

    12. I am fully aware that the Units and the Shares underlying such Units subscribed for herein, have not been registered with the Securities and Exchange Commission in reliance on the exemption specified in representations set forth herein. Accordingly, I understand that the Units and the Shares underlying such Units can be transferred only if they are registered with the

Securities and Exchange Commission or pursuant to a transaction that is exempt from registration under the Securities Act.

    13. I understand that the Units and the Shares underlying such Units subscribed for herein have not been registered under applicable state securities laws and are being offered and sold pursuant to the exemptions specified in said laws, and unless they are registered, they may not be reoffered for sale or resold except in a transaction or as a security exempt under those laws. I further understand that the specific approval of such resales by the state securities administrator may be required in some states.

    14. I understand that legends will be placed on any instruments evidencing the Units and the Shares underlying such Units, with respect to restrictions on distribution, transfer, resale, assignment or subdivision imposed by applicable federal and state securities laws.

    15. In order for the Company to determine whether I am a qualified purchaser under the California Corporate Securities Law of 1968, I represent and warrant that I qualify under the following categories (check applicable categories):

    ____a. I have a preexisting personal or business relationship with the Company or any of its officers or directors of a nature and duration as would allow me to be aware of the character, business acumen, general business and financial circumstances of the Company or of the person with whom such relationship exists.
              (Please describe relationship, and, if applicable, duration of relationship.)

              __________________________________________________________________

              __________________________________________________________________

    ____b. By reason of my business or financial experience, I have the capacity to protect my interests in connection with the purchase of the Units. (Please describe such experience.)

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________

    ____c. My investment in the Units does not exceed ten percent (10%) of my net worth or joint net worth with my spouse.

    16. All information that I have provided to the Company herein concerning my suitability to invest in the Company is complete, accurate and correct as of the date of my signature on the last page of this Subscription Agreement. I hereby agree to notify the Company immediately of any material change in any such information occurring prior to the acceptance of this Subscription Agreement, including any information about changes concerning my net worth and financial position. I agree to execute such further documents as reasonably requested by the Company relating to the registration rights and lockup provisions set forth in the Memorandum and this Agreement.

    17. I acknowledge that the sale of the Units has not been accompanied by the publication of any advertisement or by any general solicitation.

    18. I acknowledge that I have been represented by my own independent counsel and advisors in this transaction, that I have not relied on the Company's counsel and advisors in any way in connection with this transaction, and that the Company's counsel and advisors do not owe me any duty whatsoever.

    19. I have conducted my own independent investigation of the Company, its officers and its business with the assistance of my counsel and advisors, and I am basing my decision to invest in the Company on that examination.

    20. I have not relied upon any representations made by the Company's directors or officers or any other person. I have not relied upon any representation, opinions or services made or rendered by the Company's counsel or advisors. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUBSCRIPTION AGREEMENT IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

    21. I have had the opportunity to ask questions of, and receive answers from, the Company and the officers, directors and employees of the Company concerning the Company, the creation or operation of the Company or terms and conditions of the offering of the Units, and to obtain any additional information deemed necessary to verify the accuracy of information provided to me by officers of the Company. I understand that the Company is a reporting company and that I have reviewed, or had the opportunity to review, all the public filings made by the Company. I have been provided with all materials requested to verify any information furnished to me.

    22.  I (we) wish to own my (our) Units as follows:

         ____a. Separate or individual property. (In community property status, if the purchaser married, his (her) spouse must submit written consent if community funds will be used to purchase the Units.)

         ____b. Husband and wife as community property. (Community property states only. Husband and Wife should both sign all required documents unless advised by their attorney that one signature is sufficient.)

         ____c. Joint Tenants with right of survivorship. (Both parties must sign all required documents unless advised by their attorneys that one signature is sufficient.

         ____d.    Other (indicate):

                  ______________________________________________________________

                  ______________________________________________________________

              (NOTE: Prospective investors should seek the advice of their own attorney in deciding which of the above forms of ownership of the Units should be utilized, since different forms of ownership can have the varying gift tax, estate tax, income tax and other consequences, depending on the State of the subscriber's domicile and his particular personal circumstances.)

    23.  The address below is my true and correct principal residence address.

    24. This Agreement shall be construed in accordance with and governed by the laws of the State of California, except as to Paragraph 22 above (type of registration of ownership of Units), in which case this Agreement shall be construed in accordance with and governed by the laws of the State of principal residence of the subscribing investor.

    25. Notice to Residents of All States: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXCEPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE

MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SECURITIES ACT OF 1933 AND THE SECURITIES LAWS OF CERTAIN JURISDICTIONS GRANT PURCHASERS OF SECURITIES SOLD IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID. THE COMPANY BELIEVES THAT THE OFFERING DESCRIBED IN THIS SUBSCRIPTION AGREEMENT IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS GRANTING THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE SUCH AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE COMPANY WILL CONTEND THAT THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT CONSTITUTED NOTICE OF THE FACTS CONSTITUTING SUCH VIOLATION.

    26. I hereby covenant and agree that any dispute, claims and/or controversy arising under, out of, in connection with or relating to this Subscription Agreement or the transaction evidenced thereby, and any amendment thereof, or the breach thereof, shall be determined and settled by arbitration in the State of California, in accordance with the rules and procedures of the American Arbitration Association. The arbitration shall be governed by and subject to the applicable laws of the State of California and the then-prevailing rules of the American Arbitration Association. The prevailing party shall be entitled to an award of its reasonable costs and expenses including but not limited to attorneys' fees, in addition to any other available remedies. Any award rendered therein shall be final and binding on each and all of the parties thereto and their personal representatives, and judgement may be entered therein in any court of competent jurisdiction.

    27. I hereby agree to indemnify and hold harmless the Company and all of its shareholders, officers, directors, affiliates, and advisors from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of my failure to fulfill all of the terms and conditions of this Subscription Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents I have furnished to any of the foregoing in connection with this transaction. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its shareholders, officers, directors, affiliates or advisors defending against any alleged violation of federal or state securities laws which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents I have furnished to any of the foregoing in connection with this transaction.

    28.  MISCELLANEOUS.

         a. I may not transfer or assign this Subscription Agreement, or any interest herein, and any purported transfer shall be void.

         b. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement will be binding on my heirs, successors and personal representatives; provided, however, that if the Company rejects this Subscription Agreement, this Subscription Agreement shall be automatically canceled, terminated and revoked.

         c. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the sale of the Units and may be amended, modified or terminated only by a writing executed by all parties (except as provided herein with respect to rejection of this Subscription Agreement by the Company).

         d. Within five days after receipt of a written request from the Company, the undersigned agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and regulations to which the Company is subject.

         e. The representations and warranties of the undersigned set forth herein shall survive the sale of the Units, pursuant to this Subscription Agreement.

    IN WITNESS WHEREOF, I (we) have executed this Subscription Agreement this ____day of ____________, 1997.

SUBSCRIBER:

---------------------------     ----------------------------
Signature                       Signature

---------------------------     ----------------------------

Name (please print)             Name (please print)

--------------------------      -----------------------------
Street Address (Residence)      Street Address (Residence)

--------------------------      -----------------------------
City, State, Zip                City, State, Zip

--------------------------      ------------------------------
Social Security or Employer     Social Security or Employer
Identification Number           Identification Number

(SPECIAL INSTRUCTIONS: Investors must list their principal place of residence rather than their office or other address on the signature page so that the Company can confirm compliance with appropriate securities laws. If you wish correspondence sent to some address other that your principal residence, please provide a mailing address in the blank provided below.)

--------------------------
Street Address

--------------------------
City, State, Zip

    This subscription for____________Units is hereby accepted this ____day of _________, 1997.

MONTEREY PASTA COMPANY,
a Delaware corporation

By:
  --------------------------
Its:
  --------------------------